DEAN HELLER
     Secretary of State
     204 North Carson Street. Suite 1
     Carson city, Nevada 89701-4299
     (775) 684 5708
     Website: secretaryofstate.biz

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     Certificate of Designation
      (PURSUANT TO NRS 78.1955)
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                                              ABOVE SPACE IS FOR OFFICE USE ONLY

                           CERTIFICATE OF DESIGNATION
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                         FOR NEVADA PROFIT CORPORATIONS
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                           (PURSUANT TO NRS 78.1955)

1. Name of corporation:
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Global Wataire, Inc.

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2.  By  resolution  of  the  board  of  directors pursuant to a provision in the articles of incorporation, this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock:

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Class B Common Stock, par value $0.001 per share, to consist of 50,000,000 shares and to have the same rights, preferences and limitations as those of the existing class of the Common Stock, with the following one exception.

1. Different CUSIP Numbers. The Common Stock shall be designated with the Common Stock CUSIP number, and the Class B Common Stock shall be designated with the Class B Common Stock CUSIP number.


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3. Effective date of filing (optional):    4/14/06
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                 (must not be later than 90 days after the certificate is filed)

4. Officer Signature:   /s/ Betty-Ann Harland
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Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.


This form must be accompanied               Nevada Secretary of state AM 78.1955
by appropriate fees                      Designation 2003 Revised on (illegible)